
<ARTICLE>                  5

<PERIOD-TYPE>                                        12-MOS
<FISCAL-YEAR-END>                                    MAR-31-1998
<PERIOD-END>                                         MAR-31-1998
<CASH>                                               216,829
<SECURITIES>                                         1,401,639
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       19,586,732<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           18,187,014
<TOTAL-LIABILITY-AND-EQUITY>                         19,586,732<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     302,486<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     1,936,106<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   20,532
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (3,131,494)<F5>
<EPS-PRIMARY>                                        (86.62)
<EPS-DILUTED>                                        000

<F1>Included  in  total  assets:   Investments  in  Local  Limited  Partnerships
$16,342,634, Other investments $1,432,375 and Other assets $21,859. <F2>Included in Total Liabilities and Equity: Accounts payable to affiliates $1,042,390 and Accounts payable and accrued expenses $357,328. <F3>Total revenue includes:
Rental $85,552, Investment $91,226, Accretion of Original Issue Discount $106,661 and Other $19,047. <F4>Included in Other Expenses: Asset Management Fees $170,028, General and Administrative $194,458, Property Management Fees $8,268, Rental operations, exclusive of depreciation $61,983, Provision for valuation of real estate $1,383,384, Depreciation $52,185 and Amortization $32,135. <F5>Net loss reflects: Equity in losses of Local Limited Partnerships of $1,546,727, loss on liquidation of interest in Local Limited Partnership of $4,182, gain on transfer and liquidation of $73,252 and minority interest in loss of Local Limited Partnerships $685.

